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                                                                    EXHIBIT 10.1

                           NOTE TERMINATION AGREEMENT

      THIS AGREEMENT, dated as of March 9, 2001, between RUSSELL W. ALLEN, a resident of Montgomery County, Texas ("Borrower"), and CARRIAGE SERVICES, INC., a Delaware corporation ("Lender");

                               W I T N E S E T H:
                              - - - - - - - - - -

      WHEREAS, the Borrower is the "Maker" of that certain Promissory Note dated March 31, 2000 payable to the order of Lender in the original principal amount of $1,068,416.62 (the "Note"); and

      WHEREAS, the Note is secured by, among other things, a prior perfected lien and security interest in all of Borrower's personal property and assets which are not exempt under applicable law, pursuant to the terms and conditions of the Security Agreement dated March 31, 2000 between Borrower and Lender ("Security Agreement"); and

      WHEREAS, the Note was secured by a pledge of 46,392 shares of Class A Common Stock, $.01 par value, of Lender which were owned by Borrower, pursuant to the Amended and Restated Security Agreement - Pledge dated March 31, 2000 between Borrower and Lender (the "Pledge Agreement"), and pursuant to the Stock Purchase Agreement dated December 18, 2000, Lender repurchased all of such shares from Borrower for the sum of $69,588.00, all of which was applied against accrued interest and principal under the Note, in connection with which the Pledge Agreement and the pledge evidenced thereby was cancelled; and

      WHEREAS, as of the date of this Agreement, the fair market value of Borrower's assets are less than the amount of his liabilities (including indebtedness represented by the Note), and in particular the fair market value of those assets of Borrower which are not exempt from seizure for the claims of creditors under applicable principles of Texas and federal law ("non-exempt assets") is substantially less than the amount of such liabilities; as a consequence of which Borrower is "insolvent" within the meaning of Section 108(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury Regulations issued thereunder; and

      WHEREAS, because the prospect of Lender's recovery of any remaining principal, interest or other sums due under the Note are poor due to Borrower's insolvency as aforesaid, Lender is willing to forgive all such sums due under the Note and to therefore cancel the Note and the Security Agreement and all obligations of Borrower thereunder;

      NOW, THEREFORE, the parties agree as follows:

      1. BORROWER INSOLVENCY. Borrower, on the basis of an independent appraisal conducted on Borrower's non-exempt assets, is insolvent. The fair market value of such non-exempt assets, as supported by such appraisal, is substantially less than the sum of the principal, interest and other sums due under the Note plus Borrower's other liabilities. In connection with the appraisal process, Borrower has


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furnished the independent appraiser with sufficient and complete information concerning Borrower's non-exempt assets to enable such appraiser to fairly conduct such appraisal. Borrower has provided Lender with a true and correct copy of such appraisal. The Note matures March 31, 2001, and Borrower has no reasonable means or prospect of paying the Note balance when the Note so matures, or at any other time in the reasonably foreseeable future. On the basis of the foregoing, Borrower has requested that Lender forgive the Note and all related obligations, and Lender is willing to do so.

      2. FORGIVENESS OF DEBT; CANCELLATION OF NOTE AND LIENS. Lender hereby forgives Borrower and his heirs and assigns from all liabilities and obligations arising under the Note and the Security Agreement, and hereby agrees to cancel the Note and terminate the Security Agreement. Borrower hereby accepts such forgiveness and cancellation and likewise agrees to such termination. Promptly following execution of this Agreement, Lender shall (i) deliver to Borrower the original of the Note, marked "Paid in Full" or words to that effect, and (ii) take all necessary or appropriate action to evidence the termination of the Security Agreement and the release of the liens thereby as Borrower may reasonably request, including (without limitation) the execution and delivery of UCC-3 termination statements and other lien releases.

      3. SECTION 108 DISCHARGE OF INDEBTEDNESS. It is the parties' intention that Lender's releases and termination of Borrower's liabilities and obligations under the Note pursuant to this Agreement constitute a discharge of indebtedness occurring when Borrower is insolvent, within the meaning of and qualifying for treatment as being excluded from gross income under, Section 108(a)(1)(B) of the Code. The parties agree to file all of their respective federal income tax returns in a manner consistent with such position.

      4.    MUTUAL GENERAL RELEASES.
            -----------------------

            4.1. BY LENDER. In confirmation of the provisions of this Agreement, Lender, for itself and for all persons claiming by or through it, hereby releases, acquits and fully discharges Borrower and his heirs and assigns from any and all claims, liabilities, causes of action, damages or expenses, known or unknown, accrued or unaccrued, contingent or other-wise, whether sounding in contract or tort, arising on or before the date hereof, under common law or by statute or regulation, that is based upon facts arising prior to the date of this Agreement, with respect to any matter or action related to the matters described in this Agreement and any other matters and relationships between the parties, SAVE AND EXCEPT only those obligations referred to in Section 4.3 below.

            4.2. BY BORROWER. In confirmation of the provisions of this Agreement, Borrower, for himself and for all persons claiming by or through him, hereby releases, acquits and fully discharges Lender, its subsidiaries and affiliated entities and their respective officers, directors, employees, agents, advisors, successors and assigns from any and all claims, liabilities, causes of action, damages or expenses, known or unknown, accrued or unaccrued, contingent or other-wise, whether sounding in contract or tort, arising on or before the date hereof, under common law or by statute or regulation, that is based upon facts arising prior to the date of this Agreement, with


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      respect to any matter or action related to the matters described in this
      Agreement and any other matters and relationships between the parties, SAVE AND EXCEPT only those obligations referred to in Section 4.3 below.

            4.3. OBLIGATIONS NOT RELEASED. Notwithstanding the foregoing provisions of this Section 4, the parties shall not be released from their respective obligations under the Separation Agreement and Release between the parties dated as of December 18, 2000 (and those provisions of the Employment Agreement described therein which by operation of such Separation Agreement and Release are to survive the effectiveness thereof), or the Stock Purchase Agreement between the parties dated as of December 18, 2000.

            5.    MISCELLANEOUS.
                  -------------

            5.1. FURTHER ASSURANCES. Each party agrees to execute and deliver from time to time after the date of this Agreement, at the reasonable request of the other party, and without further consideration, such additional instruments of conveyance and transfer, and to take such other action as such other party may reasonably require to carry out the transactions contemplated hereunder.

            5.2. SURVIVAL. Regardless of any investigation made at any time by or on behalf of any party hereto, all covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby and thereby shall not terminate but shall survive the Closing and continue in effect thereafter.

            5.3. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been given if personally delivered, when mailed, first class, registered or certified mail, postage prepaid, or when sent by electronic communication and receipt is confirmed, as follows:

                  (i)   if to the Lender:

                        Carriage Services, Inc.
                        1900 St. James Place - 4th Floor
                        Houston, Texas   77056
                        Attn: Chief Executive Officer

                  (ii)  if to the Borrower:

                        Mr. Russell W. Allen
                        11301 Lake Forest Drive
                        Conroe, Texas  77384


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            5.4. ASSIGNMENT; BINDING EFFECT. This Agreement may not be assigned by either party hereto without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.

            5.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            5.6. AMENDMENT. This Agreement may be amended only by an instrument in writing executed by the parties hereto.

            5.7. ENTIRE AGREEMENT. This Agreement and the other documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof and thereof.

            5.8. GOVERNING LAW. This Agreement shall be construed and enforced under and in accordance with and governed by the law of the State of Texas.

            5.9. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

            IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first above written.

                                    BORROWER:
                                    --------



                                    /s/ Russell W. Allen
                                    -------------------------------------------
                                    RUSSELL W. ALLEN


                                    LENDER:
                                    ------

                                    CARRIAGE SERVICES, INC.




                                    BY /s/ Melvin C. Payne
                                       ----------------------------------------
                                       MELVIN C. PAYNE, Chief Executive Officer


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